Cascade Technologies Corporation announces appointment of Gene Scher as Director and Chief Operating Officer

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--Cascade Technologies Corp. (OTCBB: CSDT) announced today that Mr. Gene Scher was appointed Director and Chief Operating Officer of the Company. Mr. Scher is a director and Chief Operating Officer of Gerova Financial Group, Ltd., a NYSE publicly listed financial services company incorporated under Bermuda law and is also currently a principal in Modern Vision Media, a company creating online programs.

Mr. Scher has an extensive career in business, reflecting his expertise, which is primarily in marketing, data analysis and modeling.  In 1982 he founded Advanced Management Systems, ranked in the top five direct marketing firms in the U.S. in terms of market share, with clients including the British Royal Mint, Johnson and Johnson, Holiday Inn, Mastercard, Visa, Fingerhut and various insurance and financial institutions. In 1989, Mr. Scher sold his interest in Advanced Management Systems and formed Wallen Green Direct, where he worked with film studio clients. Subsequently he worked for Universal Films, a major film studio, to lead strategic marketing campaigns for feature films. Mr. Scher was also a founding partner of NLS, which included Impel Trading Cards and the negotiation of intellectual property licensing rights with Universal Studios, Disney, Fox Studios and Warner Brothers for such films as “The Lion King”, “Mulan”, the Star Trek Series, the Terminator series, DC Comics, Marvel Comics and others. He also served as CEO of Hollywood Partners, a publicly listed company, from 1999-2000.

Commenting on Mr. Scher’s appointment, Dr. Daniel Farkas, Cascade’s Chairman and CEO, said “We are extremely pleased to have Gene Scher join us as a Director and as Chief Operating Officer. His qualities as a person, and his extensive business background and experience are anticipated to significantly enhance our ability to address and manage the needs of the Company as we move our products toward the market.”

About Cascade Technologies Corp.

Cascade Technologies Corp. and its wholly-owned subsidiary, Spectral Molecular Imaging, Inc., is a development-stage medical imaging device company, applying its proprietary hyperspectral imaging technology, originally developed for satellite reconnaissance, to advance the early and accurate diagnoses of cancer and precancerous conditions. SMI is developing non-invasive, high-resolution optical imaging systems using its patented technology and other proprietary knowhow for improved clinical diagnostics, primarily in the field of cancer pathology, by identification and analysis of certain molecular, cellular, and tissue features. We expect to provide services related to our primary products, including software modules and maintenance services, and to develop optical diagnostic products that operate in conjunction with surgical and/or evaluation procedures in real time. We believe that our technology will enable early detection and more reliable diagnosis of various diseases, such as melanoma, Barrett’s esophagus (that can lead to esophageal cancer) and lung cancer. We expect that medical devices using or based on our developed technology can significantly improve long-term patient outcomes and may substantially reduce overall costs for the healthcare system. For more information, please visit http://www.opmol.com.

Forward-Looking Statements

This news announcement contains or may contain certain "forward-looking statements". Forward-looking statements may include, without limitation, statements regarding SMI's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects", "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. Such forward-looking statements are subject to significant risks and uncertainties, including those detailed in filings made by Cascade Technologies Corp., SMI's parent, with the Securities and Exchange Commission. Accordingly we caution our readers that actual results may differ materially from our beliefs or expectations due to economic, business, competitive, market, and regulatory factors. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in the reports filed with the Securities and Exchange Commission.

Corporate Contact:

Daniel L. Farkas, Ph.D.

Cascade Technologies Corp.

farkas@opmol.com

310-858-1670

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